SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 8, 2000

Regan Holding Corp.

(Exact name of registrant as specified in its charter)

California	0-4366	68-0211359

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Marina Avenue, Petaluma, California 94954

(Address of principal executive offices, with ZIP Code)

707-778-8638

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

      On December 8, 2000, Regan Holding Corp. (the “Company”) acquired all of the assets of Values Financial Network, Inc. (“VFN”), an unaffiliated corporation engaged in the business of values-based investment screening, for total consideration of approximately $4.0 million. Such consideration consisted of approximately $2.5 million in advances paid by the Company, which were forgiven in conjunction with the acquisition; approximately $300,000 paid in cash to the former sole shareholder of VFN (Shepherd Financial Services, Inc. or “Shepherd”); and assumption by the Company of an obligation of approximately $1.2 million payable to a software developer related to usage and modification of a website acquired in the transaction. The Company is funding the acquisition with cash provided by investing activities. The purchased assets include an operational website, Internet domain names, sales leads, trademarks, copyrights, software, and other intellectual property. Such assets will be used for marketing products offered by subsidiaries of the Company. In addition, the Company is obligated to pay Shepherd royalties based on specified percentages of net income upon achievement of net income targets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a) Financial statements of the business acquired

    Not applicable

b) Pro forma financial information

    Not applicable

c) Exhibits

    Not applicable

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

Date: January 18, 2001	By: /s/ G. Steven Taylor G. Steven Taylor Chief Financial Officer